October 26, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We currently serve as principal accountants for Meritage Yield-Focus Equity Fund, Meritage Growth Equity Fund, and Meritage Value Equity Fund (collectively, the Funds), each a series of Capitol Series Trust (the Trust) and, under the date of October 26, 2016, we plan to report on the financial statements of the Funds, as of and for the years ended August 31, 2016 and 2015. On July 26, 2016, we were informed that we will be dismissed as the Funds’ independent registered public accounting firm, effective upon completion of the audits of the Funds’ financial statements as of and for the years ended August 31, 2016.

We have read the statements made by the Trust which we understand will be filed with the Commission pursuant to Item 77K of Form N-SAR dated October 26, 2016, and we agree with such statements, except that we are not in a position to agree or disagree with the Trust’s statement that the board of trustees engaged Ernst & Young as the Funds’ independent registered public accountant, that the change was recommended by the Audit Committee, or that Ernst & Young has confirmed to the Audit Committee that they are independent auditors with respect to the Trust. We are also not in a position to agree or disagree with the Trust’s statement regarding consultations with Ernst &Young during the Funds’ fiscal years 2014, 2015 and 2016.

Very truly yours,

/s/ KPMG LLP

October 26, 2016

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We currently serve as principal accountants for Preserver Alternative Opportunities Fund (the Fund), a series of Capitol Series Trust (the Trust) and, under the date of October 26, 2016, we plan to report on the financial statements of the Fund, as of August 31, 2016, and for the period from March 1, 2016 (commencement of operations) through August 31, 2016. On July 26, 2016, we were informed that we will be dismissed as the Fund’s independent registered public accounting firm, effective upon completion of the audit of the Fund’s financial statements as of August 31, 2016, and for the period from March 1, 2016 (commencement of operations) through August 31, 2016.

We have read the statements made by the Trust which we understand will be filed with the Commission pursuant to Item 77K of Form N-SAR dated October 26, 2016, and we agree with such statements, except that we are not in a position to agree or disagree with the Trust’s statement that the board of trustees engaged Ernst & Young as the Fund’s independent registered public accountant, that the change was recommended by the Audit Committee, or that Ernst & Young has confirmed to the Audit Committee that they are independent auditors with respect to the Trust. We are also not in a position to agree or disagree with the Trust’s statement regarding consultations with Ernst &Young during the period from March 1, 2016 (commencement of operations) through August 31, 2016.

Very truly yours,

/s/ KPMG LLP